QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Essent Group Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Essent Group Ltd. Clarendon House 2 Church Street Hamilton HM11, Bermuda

ADDITIONAL INFORMATION REGARDING THE
ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2020

        The following Notice of Change of Location relates to the proxy statement of Essent Group Ltd. (the "Company"), dated April 16, 2020, furnished to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual General Meeting of Shareholders to be held on May 28, 2020. This supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about May 19, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Notice of Change of Location of Annual General Meeting of Shareholders

To Our Shareholders:

        Due to the public health impact of the ongoing coronavirus pandemic (COVID-19), the Bermuda government continues to maintain its closure of Bermuda's airport to arriving international passengers that was initially implemented as of March 21, 2020—and that closure is currently expected to be maintained at least through the end of May 2020 and possibly into June 2020 and beyond.

        In light of continuing inability of individuals to travel to Bermuda, Essent Group Ltd. (the "Company") will not hold its 2020 Annual General Meeting of Shareholders at a physical location in Bermuda, and will instead be holding the 2020 Annual General Meeting of Shareholders in a virtual format only originating from Bermuda.

        NOTICE IS HEREBY GIVEN that the location of the 2020 Annual General Meeting has been changed. The Annual General Meeting will be held on Thursday, May 28, 2020 at 2 p.m. Atlantic Daylight Time in a virtual meeting format only at https://web.lumiagm.com/209457238. There will not be an in-person meeting for you to attend.

        As described in the proxy materials for the 2020 Annual General Meeting of Shareholders previously distributed, you are entitled to participate in the Annual General Meeting if you were a shareholder as of the close of business on April 9, 2020.

        You will be able to attend the Annual General Meeting online by visiting https://web.lumiagm.com/209457238. To participate, you will need your 16-digit control number included in your proxy materials, on your proxy card, or on the instructions that accompanied your proxy materials, and the meeting password, essent2020 (case sensitive).

        The meeting will begin promptly at 2 p.m. Atlantic Daylight Time. We encourage you to access the meeting prior to the start time. Online access will open at 1:45 p.m. Atlantic Daylight Time. We recommend that you carefully review the procedures needed to gain admission in advance.

        Whether or not you plan to attend the Annual General Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual General Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and time and may continue to be used to vote your shares in connection with the Annual General Meeting.

        Your vote is important to us. To ensure that your shares are represented at the 2020 Annual General Meeting of Shareholders, whether or not you plan to attend the Annual Meeting in person, we encourage you to vote your shares electronically via the Internet, by telephone or, if you receive a paper copy of the proxy materials, by signing, dating and completing the accompanying proxy card in the enclosed postage-paid envelope. Voting electronically via the Internet, by telephone, or by returning your proxy card in advance of the meeting does not deprive you of your right to attend the Annual Meeting. If you attend the Annual Meeting, you may vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or via the Internet. Our Proxy Statement includes additional instructions on voting procedures for shareholders whose shares are held by a brokerage firm or other custodian.

By order of the Board of Directors,
Conyers Corporate Services (Bermuda) Limited Secretary

May 19, 2020

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2020 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2020: The Notice of Annual General Meeting of Shareholders, Proxy Statement and 2019 Annual Report to Shareholders are available at www.essentgroup.com. These documents were first mailed to shareholders on or about April 16, 2020. Our 2019 Annual Report to Shareholders, including our Annual Report on Form 10-K for the year ended December 31, 2019, is not part of the proxy soliciting material.

Essent Group Announces that the 2020 Annual General Meeting of Shareholders
Will be Held in Virtual Format

        HAMILTON, Bermuda (May 19, 2020)—Essent Group Ltd. (NYSE: ESNT) (the "Company") today announced that, due to the public health impact of the ongoing coronavirus pandemic (COVID-19), the Company will not hold its 2020 Annual General Meeting of Shareholders in person and will instead be holding it in a virtual format only originating from Bermuda.

        The Annual General Meeting of Shareholders will be held on Thursday, May 28, 2020 in a virtual meeting format only at https://web.lumiagm.com/209457238 to begin at 2 p.m., Atlantic Daylight Time. As described in the proxy materials for the Annual General Meeting of Shareholders previously distributed, shareholders as of the close of business on April 9, 2020, the record date, are entitled to participate in the Annual General Meeting of Shareholders. To participate, shareholders will need the 16-digit control number included in the proxy materials delivered to such shareholder and the meeting password, essent2020 (case sensitive).

        Regardless of whether or not they plan to attend the Annual Meeting of Shareholders, all shareholders are encouraged to vote promptly in advance of the meeting by using one of the methods described in the proxy materials for the Annual Meeting of Shareholders. The proxy card included with the previously distributed proxy materials will not be reissued and may continue to be used to vote shares in connection with the Annual Meeting of Shareholders.

        A notice regarding the change of location of the Annual General Meeting of Shareholders (the "Notice") is being filed with the Securities and Exchange Commission together with this press release. Additional information regarding the Annual General Meeting of Shareholders is provided in the Notice.

About the Company

        Essent Group Ltd. (NYSE: ESNT) is a Bermuda-based holding company (collectively with its subsidiaries, "Essent") which, through its wholly-owned subsidiary, Essent Guaranty, Inc., offers private mortgage insurance for single-family mortgage loans in the United States. Essent provides private capital to mitigate mortgage credit risk, allowing lenders to make additional mortgage financing available to prospective homeowners. Headquartered in Radnor, Pennsylvania, Essent Guaranty, Inc. is licensed to write mortgage insurance in all 50 states and the District of Columbia, and is approved by Fannie Mae and Freddie Mac. Essent also offers mortgage-related insurance, reinsurance and advisory services through its Bermuda-based subsidiary, Essent Reinsurance Ltd. Essent is committed to supporting environmental, social and governance ("ESG") initiatives that are relevant to the company and align with the companywide dedication to responsible corporate citizenship that positively impacts the community and people served. Additional information regarding Essent may be found at www.essentgroup.com and www.essent.us.

Source: Essent Group Ltd.

QuickLinks

ADDITIONAL INFORMATION REGARDING THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 28, 2020
Essent Group Announces that the 2020 Annual General Meeting of Shareholders Will be Held in Virtual Format